EXHIBIT  4.2
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                  2002 AMENDED AND RESTATED OUTSIDE DIRECTORS'
                              STOCK OPTION PLAN OF
                           POMEROY IT SOLUTIONS, INC.


     1.     PURPOSE  OF  THE  PLAN.  This  2002  Amended  and  Restated  Outside
Directors' Stock Option Plan of Pomeroy IT Solutions, Inc. is intended to encourage directors of the Company who are not officers or employees of the Company or any of its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company to serve as directors in the future.

     2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

          2.1 "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

          2.2     "Award"  means  an  Option.

          2.3 "Award Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Director and which sets forth the terms and conditions of an Option as provided under the Plan.

          2.4 "Board" means the Board of Directors of Pomeroy Computer Resources, Inc.

          2.5 "Common Stock" means shares of the Company's common stock, par value .01 per share.

          2.6 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

          2.7 "Committee" means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

          2.8     "Company"  means  Pomeroy  Computer  Resources,  Inc.

          2.9 "Directors" means directors who serve on the Board and who are not officers or employees of the Company or any of its Subsidiaries.

          2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.11 "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on


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such  system  or  exchange  for the last market trading day prior to the time of determination as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

               (ii) If the Common Stock is quoted on NASDAQ (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          2.12 "Option" means the right to purchase the number of the Common Stock specified by the Plan, at a price and for a term fixed by the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose. The term Option includes Initial Options and Anniversary Options, as defined in Section 5.

          2.13     "Optioned Stock" means the Common Stock subject to an Option.

          2.14     "Optionee"  means  a  Director  who  receives  an  Option.

          2.15 "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          2.16     "Plan"  means the Company's 2002 Amended and Restated Outside
Directors'  Stock  Option  Plan.

          2.17 "Share" means a share of Common Stock, as adjusted in accordance with Section 12 of this Plan.

          2.18 "Subsidiary" means any corporation or other legal entity other than the employer corporation in an unbroken chain of corporations or other legal entities beginning with the employer corporation if each of the corporations or other legal entities other than the last corporation or other legal entity in the unbroken chain owns stock, a membership interest, or any other voting interest possessing fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other voting interests in one of the other corporations or other legal entities in such chain.

          2.19 "Term" means the period during which a particular Option may be exercised.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares of which may be optioned and sold under the Plan is 281,356 (which includes options for 35,000 shares of Common Stock which were outstanding under the 1992 Outside Directors' Stock Option Plan (the "1992 Directors' Plan") as of March 30, 2004 (the "1992 Outstanding Options")). As of the effective date of the Amended and Restated Outside Directors' Plan, 246,356 shares of Common Stock shall be reserved for issuance under the Plan (which includes 27,500 shares that were subject to options under the 1992 Directors Plan that have been canceled or expired as of March 30, 2004), however, the number of shares reserved for issuance under the Plan shall automatically increase as the 1992 Outstanding Options are canceled or expire (by an amount equal to the number of shares of Common Stock issuable upon exercise of such canceled or expired 1992 Outstanding Options). The number of shares of Common Stock reserved for issuance under this Plan shall not increase as a result of the exercise of any of the 1992 Outstanding Options. The Common Stock may be authorized, but unissued, or reacquired Common Stock.


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          If  an  Option  would  expire  or  become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.


     4.     ADMINISTRATION OF THE PLAN.

          (a) The Board shall appoint the Committee, which shall consist of not less than two (2) disinterested persons as defined in Rule 16b-3 of the Exchange Act. Subject to the provisions of the Plan, the Committee shall have full authority to interpret the Plan, and to prescribe, amend, and rescind rules and regulations relating to it. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his/her service on the Committee.

          (b)      Powers  of  the  Administrator.  Subject to the provisions of
                   ------------------------------
the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2.11 of the Plan;

               (ii)    to  approve forms of agreement for use under the Plan;

               (iii) to determine whether and under what circumstance an Option may be settled in cash under Section 8(d) instead of Common Stock;

          (c)     Effective  Committee's  Decision.   All  decisions,
                  --------------------------------
determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

     5. GRANT OF OPTIONS. An Option to purchase 10,000 shares of Common Stock (the "Initial Option") shall, without action by the Board or Committee, be granted to each Director on the first day of his/her initial term as a director or on the effective date of the Plan, whichever shall occur later, provided he/she meets the definition of a disinterested director in Rule 16b-3 of the Exchange Act. Upon the first day of an eligible Director's second consecutive year of service on the Board, and on the first day of each consecutive year of service thereafter, an additional Option to purchase 5,000 shares of Common Stock (an "Anniversary Option") shall, without action by the Board or Committee, be granted to such Director. In the event of a Director who is commencing an initial term, but such Director had been a Director of the Company previously, the Administrator may, in its sole discretion, determine to decrease the number of shares subject to the Initial Option, taking into account the particular circumstances of such situation. Notwithstanding the foregoing provisions of this paragraph, if the number of shares of Common Stock available to grant under the Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each eligible Director shall receive an Option to purchase a pro rata number of the remaining shares of Common Stock available under the Plan; provided, however, that if such proration results in fractional shares of Common Stock, then such Option shall be rounded down to the nearest number of whole shares of Common Stock.


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     6.     STOCK OPTIONS.

          6.1     Option Price.
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               (a)     The  exercise price per share of any Option granted under
the Plan shall be the Fair Market Value of the shares of Common Stock covered by the Option on the date set forth in Section 2.11.

               (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under all applicable laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

               (c) The Company, in its sole discretion, may establish a procedure whereby a Director, subject to the requirements of Section 16 of the Exchange Act, Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or portion thereof without making a direct payment of the option price to the Company. If the Company so elects to establish the cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate, and such procedures and policies shall be binding on any Director wishing to utilize the cashless exercise program.

          6.2     Terms of Options.
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               (a)     Prior  to  June  10,  2004,  any Option granted hereunder
shall be exercisable for a Term of five (5) years from the date of grant thereof (Date of Grant), but shall be subject to earlier termination as hereinafter provided, and prior to its expiration or termination the Option may be exercised within the following time limitations.

                    (i) After one (1) year from the Date of Grant, it may be exercised as to not more than one-third (1/3) of the shares of Common Stock originally subject to the Option.

                    (ii) After two (2) years from the Date of Grant, it may be exercised as to not more than two-thirds (2/3) of the shares of Common Stock originally subject to the Option.

                    (iii) After three (3) years from the Date of Grant, it may be exercised as to any part or all of the shares of Common Stock originally subject to Option.


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               (b)     From  and  after  June  10,  2004,  all  Options shall be
exercisable for a Term of two (2) years from the Date of Grant, but shall be subject to earlier termination as hereinafter provided, and all such Options shall be fully vested as of the Date of Grant.

          6.3     Termination  of  Directorship.  In  the  event that a Director
                  -----------------------------
ceases to be a member of the Board (other than by reason of death), an Option may be exercised by the Director (to the extent that the Director was entitled to do so at the time he/she ceased to be a member of the Board) at any time within three (3) months after he/she ceases to be a member of the Board, but not beyond the Term of the Option.

          6.4     Death of a Director.  In the event of the death of a Director,
                  -------------------
the Option may be exercised at any time within twelve (12) months following the date of death, but in no event later than the expiration date of the Term of such Option as set forth in the Option Agreement (by the Director's estate or by a person who acquired the right to exercise the Option by bequest or inheritance), but only to the extent that the Director was entitled to exercise the Option at the date of death. To the extent that the Director was not entitled to exercise the Option at the date of termination or if the Director does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     7. TERM OF THE PLAN. The Amended and Restated Plan shall become effective on June 10, 2004, provided the Plan has been previously adopted by the Board of Directors and approved by the stockholders of the Company as determined in Section 18 of the Plan. It shall continue in effect for the remainder of the initial term of ten (10) years, which expire June 13, 2012, unless sooner terminated under Section 14 of the Plan.

     8.     EXERCISE OF OPTION.

          (a) Any Option granted hereunder shall be exercisable at such times under such conditions as determined by the Administrator, and shall be permissible under the terms of the Plan.

          (b)     The  Option  may  not  be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such Option has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 6.1(b) of the Plan.

          Exercise of an Option in any manner will result in a decrease in the number of Shares which may thereafter be available, both for purpose of the Plan and for sale under the Option by the number of Shares as to which the Option is exercised.

          (c) Options granted to persons subject to Section 16(b) of the Exchange Act, must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          (d)     Buy-Out  Provisions.  The  Administrator may at any time offer
                  -------------------
to buy-out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

      9. RIGHTS OF OPTIONEE. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall


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issue,  or  cause to be issued, such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

     10. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than: (a) by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the holder of the Option, only by him/her, or in the event of his/her death, by the legal representative of the estate of the deceased Director, or the person or persons who shall acquire the right to exercise an Option by the bequest or inheritance by reason of the death of the Director, or in the event of disability, his/her personal representative, or (b) pursuant to a Qualified Domestic Relations Order, as defined in the Code, or the Employee Retirement and Security Act (ERISA), or the rules thereunder.

     11. STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of taxes. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option, which tax liability is subject to tax withholding under applicable laws, the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

          All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (a)     the  election  must  be made on or prior to the applicable Tax
Date;

          (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

          (c) all elections shall be subject to the consent or disapproval of the Administrator;

          (d) if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse split, stock


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dividend,  combination  or  reclassification  of  the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt for consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or the sale of substantially all of the Company's assets (hereinafter, a "merger"), the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise the exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice and the Option will terminate upon the expiration of such period. For purposes of this paragraph, the Option shall be considered assumed if, following the merger, the Option or right confers the right to purchase, for each Share of stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option, for each Share of stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     13. FORM OF OPTIONS. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or the stockholders of the Company shall constitute the granting of any Option. An Option shall be granted hereunder on the date or dates specified in the Plan. Whenever the Plan provides for the receipt of an Option by a Director, the Secretary or the President of the Company, or such other person as the Committee shall appoint, shall forthwith send notice thereof to the Director, in such form as the Committee shall approve, stating the number of Shares of Common Stock subject to the Option, the Term of the Option, and all other terms and conditions thereof provided by the Plan. The notice shall be accompanied by a written Award Agreement which shall have been duly executed by or on behalf of the Company. Execution by the Director to whom such Option is granted of said Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Option.

     14.     AMENDMENT AND TERMINATION OF THE PLAN.

          (a)     Amendment  and  Termination.  The Board may at any time amend,
                  ---------------------------
alter, suspend or discontinue the Plan, but no amendment, alternation, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the


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
requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)     Effect  of  Amendment  or  Termination.  Any such amendment or
                  --------------------------------------
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

          (c)     Amendments  to  Prior  Grants.  Subject  to  the  terms  and
                  -----------------------------
conditions and within the limitations of the Plan, the Administrator may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall (i) materially impair the rights of any Optionee without his or her consent or (ii) except for adjustments made pursuant to Section 12, reduce the exercise price of outstanding Options or cancel or amend outstanding Options for the purpose of repricing, replacing or regranting such Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

     15. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such representation is required by any of the aforementioned relevant provisions of law.

     16. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. AGREEMENTS. Options shall be evidenced by written agreements in such form as the Board shall approve from time to time.

     18. STOCKHOLDER APPROVAL. The amendments to this Amended and Restated Outside Directors' Stock Option Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Amended and Restated Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

     19     INFORMATION  TO  OPTIONEES.  The  Company  shall  provide  to  each
Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which is provided to all stockholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to Directors whose duties in connection with the Company assure their access to equivalent information.


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
     20. FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

21. OTHER PROVISIONS. As used in the Plan, and in Award Agreements and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Award Agreements and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.


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